Exhibit 15

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

May 4, 2012

RE: Ford Motor Company Registration Statement Nos. 33-39402, 33-54348, 33-55847, 33-62227, 333-02735, 333-20725, 333-31466, 333-46295, 333-47733, 333-56660, 333-57596, 333-58697, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491 and 333-179624 on Form S-8 and No. 333-174150 on Form S-3.

Commissioners:

We are aware that our report dated May 4, 2012 on our review of interim financial information of Ford Motor Company (the "Company") for the three month periods ended March 31, 2012 and March 31, 2011 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2012 is incorporated by reference in the aforementioned Registration Statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan